Exhibit 99.2

For more information:

Vince Grisell, 816-842-8181

investorrelations@inergyservices.com

FOR IMMEDIATE RELEASE

Inergy Midstream, L.P. Prices Public Offering of Common Units

KANSAS CITY, MO, (September 10, 2013) – Inergy Midstream, L.P. (NYSE:NRGM), a Delaware limited partnership (“Inergy Midstream”), announced today that it has priced an underwritten public offering of 11,000,000 common units representing limited partner interests at $22.50 per common unit. Inergy Midstream has also granted the underwriters a 30-day option to purchase up to 1,650,000 additional common units. The offering is expected to close on September 13, 2013, subject to customary closing conditions.

Inergy Midstream intends to use the net proceeds from this offering (and the net proceeds from any exercise of the underwriters’ option to purchase additional common units) to repay borrowings under its revolving credit facility, with the remaining net proceeds to be used for ongoing expansion projects in its midstream business and for general partnership purposes.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A shelf registration statement (including a prospectus) for the offering to which this communication relates was previously filed by Inergy Midstream with the U.S. Securities and Exchange Commission (“SEC”) and became effective on March 28, 2013. The offering will be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Barclays, BofA Merrill Lynch, Morgan Stanley, Wells Fargo Securities, Citigroup, J.P. Morgan and RBC Capital Markets will act as joint book-running managers for the offering. A copy of the prospectus and related preliminary prospectus supplement associated with this offering may be obtained from the underwriters as follows:

Barclays c/o Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, NY 11717 Telephone: 888-603-5847 Email: barclaysprospectus@broadridge.com	BofA Merrill Lynch 222 Broadway New York, NY 10038 Attention: Prospectus Department Email: dg.prospectus_requests@baml.com

Morgan Stanley Attention: Prospectus Department 180 Varick Street, 2nd Floor New York, NY 10014 Telephone: (866) 718-1649 Email: prospectus@morganstanley.com	Wells Fargo Securities Attn: Equity Syndicate Dept. 375 Park Avenue New York, New York 10152 Telephone: (800) 316-5897 Email: cmclientsupport@wellsfargo.com

Citigroup c/o Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, NY 11717 Telephone: 800-831-9146 Email: batprospectusdept@citi.com	J.P. Morgan Attn: Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, New York 11717 Telephone: (866) 803-9204

RBC Capital Markets Attention: Prospectus Department Three World Financial Center 200 Vesey Street, 8th Floor, New York, NY 10281-8098 Telephone: (877) 822-4089

About Inergy Midstream, L.P.

Inergy Midstream, L.P. is a publicly traded master limited partnership that develops, owns, and operates predominantly fee-based natural gas, NGL and crude oil storage and transportation businesses.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes statements regarding the offering that may constitute forward-looking statements. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. Among the key factors that could cause actual results to differ materially from those referred to in the forward-looking statements are: timing with respect to the closing of the offering of the common units; changes in general and local economic conditions; competitive conditions within our industry; the price and availability of debt and equity financing; the effects of existing and future governmental legislation and regulations; and natural disasters, weather-related delays, casualty losses, and other matters beyond our control. These and other risks and assumptions are described in Inergy Midstream’s annual report on Form 10-K and other reports filed by Inergy Midstream from time to time with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date made. Inergy Midstream undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

For more information, contact Vince Grisell in Inergy’s Investor Relations Department at 816-842-8181 or via e-mail at investorrelations@inergyservices.com.